EXHIBIT 99.1
News Release
Contacts:	Media - Alan H. McCoy, Vice President, Government & Public Relations (513) 425-2826
Investors – Albert E. Ferrara, Jr., Vice President, Finance & CFO (513) 425-2888

AK Steel Reports Fourth-Quarter and Full-Year 2008 Results
Despite Faltering Economy Late in the Year, Company Posts Records in 2008
WEST CHESTER, OH, January 27, 2009 – AK Steel (NYSE: AKS) today reported 2008 fourth-quarter adjusted income before taxes of $0.6 million, compared to income before taxes of $164.1 million in the 2007 fourth-quarter.  The adjusted 2008 number excludes a $699.5 million non-cash charge related to the company’s pension plans.  Most of the non-cash charge, $660.1 million, resulted from the company’s unique “corridor” pension accounting requirement, while $39.4 million resulted from the company’s decision in December to lower future costs by locking and freezing the defined benefit pension plans for salaried employees.
    Including the non-cash charge, the company recorded a net loss of $430.6 million, or $3.88 per diluted share of common stock in the 2008 fourth-quarter, compared to net income of $106.7 million, or $0.95 per diluted share, in the 2007 fourth-quarter.  There were no corridor or curtailment charges in the fourth quarter of 2007.
    Net sales for the fourth quarter of 2008 were $1,458.7 million on shipments of 1,073,500 tons.  Fourth-quarter 2008 sales and shipments were approximately 14% and 32% lower, respectively, than in the year-ago period. However, the company’s average selling price was $1,359 per ton for the fourth quarter of 2008, approximately 26% higher than the $1,079 per-ton average price in the year-ago period.
    Adjusted fourth-quarter 2008 operating profit was $10.3 million, or $10 per ton, excluding the pre-tax corridor and curtailment charges.  Including the charges, the company’s operating loss for the 2008 fourth-quarter was $689.2 million, or $642 per ton, compared to an operating profit of $153.5 million, or $98 per ton, for the 2007 fourth-quarter.

    The following schedule reflects the reconciliation of the Non-GAAP quarterly financial measures discussed in the preceding section of this news release:
	Three Months Ended
(Dollars in millions except per ton amounts)	December 31,
	2008	2007
Reconciliation to net income (loss)
Adjusted income before income taxes (excluding items below)	$0.6	$164.1
Pension corridor charge	(660.1)	-
Curtailment charge	(39.4)	-
Income (loss) before income taxes	$(698.9)	$164.1
Income tax provision (benefit)	(268.3)	57.4
Net income (loss)	$(430.6)	$106.7

Reconciliation to operating profit (loss)
Adjusted operating profit (excluding items below)	$10.3	$153.5
Pension corridor charge	(660.1)	-
Curtailment charge	(39.4)	-
Operating profit (loss)	$(689.2)	$153.5

Reconciliation to operating profit (loss) per ton
Adjusted operating profit per ton (excluding items below)	$10	$98
Pension corridor charge	(615)	-
Curtailment charge	(37)	-
Operating profit (loss) per ton	$(642)	$98

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Full-Year Results
For the full 2008 year, excluding the fourth-quarter charges, AK Steel reported adjusted, pre-tax income of $692.6 million.  Including the fourth quarter charges, the company posted net income of $4.0 million, or $0.04 per share for 2008, compared to net income of $387.7 million, or $3.46 per share, for 2007.  The 2007 full-year net income includes a total of $39.8 million in one-time curtailment charges related to the implementation of new labor agreements at the company’s Mansfield and Middletown, Ohio plants.
    Net sales for 2008 were a record $7,644.3 million on shipments of 5,866,000 tons, compared to revenues of $7,003.0 million on shipments of 6,478,700 tons for 2007.  AK Steel’s average selling price for 2008 rose to a record $1,303 per ton, approximately 21% above its 2007 average of $1,081 per ton.
    Excluding the fourth-quarter pre-tax corridor and curtailment charges, the company posted record adjusted operating profit for 2008 of $727.5 million, equal to a record $124 per ton, compared to adjusted operating profit of $664.2 million, or $103 per ton for 2007.  Including the fourth-quarter charges, 2008 operating profit was $28.0 million, or $5 per ton, compared to 2007 operating profit of $624.4 million, or $96 per ton.  AK Steel ended 2008 with a cash balance of $562.7 million, in addition to $682.3 million of availability under its line of credit, for total liquidity of $1,245.0 million.
    The following schedule reflects the reconciliation of the Non-GAAP financial measures discussed in the preceding section of this news release:

	Twelve Months Ended
(Dollars in millions except per ton amounts)	December 31,
	2008	2007
Reconciliation to net income (loss)
Adjusted income before income taxes (excluding items below)	$692.6	$631.1
Pension corridor charge	(660.1)	-
Curtailment charges	(39.4)	(39.8)
Income (loss) before income taxes	$(6.9)	$591.3
Income tax provision (benefit)	(10.9)	203.6
Net income (loss)	$4.0	$387.7

Reconciliation to operating profit
Adjusted operating profit (excluding items below)	$727.5	$664.2
Pension corridor charge	(660.1)	-
Curtailment charges	(39.4)	(39.8)
Operating profit	$28.0	$624.4

Reconciliation to operating profit per ton
Adjusted operating profit per ton (excluding items below)	$124	$103
Pension corridor charge	(112)	-
Curtailment charges	(7)	(7)
Operating profit per ton	$5	$96

2008 Was An Exceptional Year
“While the sudden economic downturn late in the year made for a very challenging fourth quarter, 2008 was an exceptionally good year for AK Steel,” said James L. Wainscott, chairman, president and CEO.  “AK Steel is uniquely prepared to weather this economic storm, and we will continue to make the necessary adjustments, not only to meet today’s challenges, but to quickly take advantage of any improving market conditions.”

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First-Quarter and First-Half  2009 Outlook
While noting that the economic situation remains uncertain, AK Steel said it expects shipments in the first quarter of 2009 to be in a range between 850,000 and 900,000 tons.  The company said it will take advantage of the economic downturn to temporarily idle its Middletown blast furnace, beginning early in March, to perform extensive maintenance, which is expected to take about 45 days.  Considering these factors, the company said it expects to experience a significant operating loss for the first quarter of 2009.
However, the company said it expects shipments in the second quarter of 2009 to improve, and, coupled with lower raw material costs compared to the first quarter of 2009, the company expects to generate a modest operating profit for the second quarter of 2009.
Safe Harbor Statement
The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including those risks and uncertainties discussed in AK Steel’s Annual Report on Form 10K for the year ended December 31, 2007, and in subsequent Quarterly Reports on Form 10-Q.   Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.
AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, primarily for automotive, appliance, construction and electrical power generation and distribution markets.  The company employs about 6,500 men and women in Middletown, Mansfield, Coshocton and Zanesville, Ohio; Butler, Pennsylvania; Ashland, Kentucky; Rockport, Indiana; and its corporate headquarters in West Chester, Ohio.  Additional information about AK Steel is available on the company’s web site at www.aksteel.com.
    AK Tube LLC, a wholly owned subsidiary of AK Steel, employs about 300 men and women in plants in Walbridge, Ohio and Columbus, Indiana.  AK Tube produces carbon and stainless electric resistance welded (ERW) tubular steel products for truck, automotive and other markets.  Additional information about AK Tube LLC is available on its web site at www.aktube.com.

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AK Steel Holding Corporation
Statements of Operations
(Unaudited)
(Dollars and Shares in Millions, Except Per Share and Per Ton Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Shipments (000 tons)	1,073.5	1,568.1	5,866.0	6,478.7
Selling price per ton	$1,359	$1,079	$1,303	$1,081

Net sales	$1,458.7	$1,691.9	$7,644.3	$7,003.0

Cost of products sold	1,344.7	1,432.5	6,491.1	5,919.0
Selling and administrative expenses	55.5	58.6	223.6	223.5
Depreciation	48.2	47.3	202.1	196.3
Pension corridor charge	660.1	-	660.1	-
Curtailment charges	39.4	-	39.4	39.8
Total operating costs	2,147.9	1,538.4	7,616.3	6,378.6

Operating profit (loss)	(689.2)	153.5	28.0	624.4

Interest expense	11.6	11.9	46.5	68.3
Other income	1.9	22.5	11.6	35.2

Income (loss) before income taxes	(698.9)	164.1	(6.9)	591.3

Income tax provision (benefit)	(268.3)	57.4	(10.9)	203.6

Net income (loss)	$(430.6)	$106.7	$4.0	$387.7

Basic earnings per share:
Income (loss) before income taxes	$(6.30)	$1.48	$(0.06)	$5.34
Provision (benefit) for income taxes	(2.42)	0.52	(0.10)	1.84
Net income (loss)	$(3.88)	$0.96	$0.04	$3.50

Diluted earnings per share:
Income (loss) before income taxes	$(6.30)	$1.46	$(0.06)	$5.28
Provision (benefit) for income taxes	(2.42)	0.51	(0.10)	1.82
Net income (loss)	$(3.88)	$0.95	$0.04	$3.46

Weighted average shares outstanding:
Basic	110.9	111.0	111.4	110.8
Diluted	110.9	112.2	111.9	111.9

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AK Steel Holding Corporation
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions, except per share amounts)

	December 31,	December 31,
	2008	2007
Assets
Current Assets
Cash and cash equivalents	$562.7	$713.6
Accounts and notes receivables, net	469.9	675.0
Inventories, net	566.8	646.8
Other current assets	403.4	391.4
Total Current Assets	2,002.8	2,426.8

Property, plant and equipment	5,282.1	5,131.1
Accumulated depreciation	(3,220.8)	(3,065.2)
Property, plant and equipment, net	2,061.3	2,065.9
Other	613.3	704.7

Total Assets	$4,677.4	$5,197.4

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$348.1	$588.2
Other accruals	233.0	214.0
Current portion of long-term debt	0.7	12.7
Current portion of pension & other postretirement benefit obligations	152.4	158.0
Total Current Liabilities	734.2	972.9

Long-term debt	632.6	652.7
Pension & other postretirement benefit obligations	2,144.2	2,537.2
Other noncurrent liabilities / minority interest	203.0	159.9

Total Liabilities	3,714.0	4,322.7

Shareholders' Equity
Common stock, authorized 200,000,000 shares of $0.01 par value each; issued 2008, 121,105,429 shares, 2007, 120,302,930 shares; outstanding 2008, 110,394,774 shares, 2007, 111,497,682 shares	1.2	1.2
Additional paid-in capital	1,898.9	1,867.6
Treasury stock, shares at cost, 2008, 10,710,655 shares; 2007, 8,805,248 shares	(150.8)	(126.8)
Accumulated deficit	(940.9)	(915.1)
Accumulated other comprehensive income	155.0	47.8
Total Shareholders' Equity	963.4	874.7

Total Liabilities and Shareholders' Equity	$4,677.4	$5,197.4

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AK Steel Holding Corporation
Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Twelve Months Ended
	December 31,
	2008	2007

Cash Flow From Operating Activities:
Net income	$4.0	$387.7
Depreciation	202.1	196.3
Amortization	11.8	14.8
Deferred taxes	(27.8)	127.2
Contributions to the pension trust	(225.0)	(250.0)
Pension and other postretirement benefit expense in excess of (less than) payments	(86.0)	(67.2)
Contribution to Middletown retirees VEBA	(468.0)	-
Pension benefit fourth quarter corridor charge	660.1	-
Pension curtailment charge	39.4	-
Curtailment charges and costs associated with labor agreements	-	39.8
Tax benefits from stock-based compensation	(12.2)	(6.5)
Working capital	3.1	263.8
Working capital from minority interest owner	2.2	-
Other, net	(20.6)	(3.0)
Net Cash Flow From Operating Activities	83.1	702.9

Cash Flow From Investing Activities:
Capital investments	(166.8)	(104.4)
Capital investments - Middletown Coke Co.	(47.7)	-
Proceeds from return of equity investments	-	27.4
Purchase of Investments	(12.1)	-
Proceeds from sale of investments and property, plant and equipment	8.4	0.3
Proceeds from draw on restricted funds for emission control expenditures	-	2.5
Other, net	0.4	1.2
Net Cash Flow From Investing Activities	(217.8)	(73.0)

Cash Flow From Financing Activities:
Principal payments on long-term debt	(26.9)	(450.0)
Fees related to new credit facility	-	(2.6)
Proceeds from exercise of stock options	3.4	9.2
Purchase of treasury stock	(24.0)	(2.4)
Tax benefits from stock-based compensation	12.2	6.5
Common stock dividends	(22.4)	-
Distribution from minority interest owner	45.5	-
Other, net	(4.0)	3.6
Net Cash Flow From Financing Activities	(16.2)	(435.7)

Net Increase (Decrease) in Cash	(150.9)	194.2

Cash and Cash Equivalents, Beginning	713.6	519.4

Cash and Cash Equivalents, Ending	$562.7	$713.6

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AK Steel Holding Corporation
(Unaudited)

Steel Shipments

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Tons Shipped by Product (000's)
Stainless/Electrical	205.0	266.4	957.1	1,072.0
Coated	462.4	644.4	2,477.8	2,665.2
Cold Rolled	215.0	320.1	1,185.2	1,325.7
Tubular	21.3	32.6	117.3	144.7
Subtotal Value-added Shipments	903.7	1,263.5	4,737.4	5,207.6

Hot Rolled	132.5	242.2	949.2	1,008.5
Secondary	37.3	62.4	179.4	262.6
Subtotal Non Value-added Shipments	169.8	304.6	1,128.6	1,271.1

Total Shipments	1,073.5	1,568.1	5,866.0	6,478.7

Shipments by Product (%)
Stainless/Electrical	19.1%	17.0%	16.3%	16.5%
Coated	43.1%	41.1%	42.2%	41.1%
Cold Rolled	20.0%	20.4%	20.2%	20.5%
Tubular	2.0%	2.1%	2.0%	2.2%
Subtotal Value-added Shipments	84.2%	80.6%	80.7%	80.3%

Hot Rolled	12.3%	15.4%	16.2%	15.6%
Secondary	3.5%	4.0%	3.1%	4.1%
Subtotal Non Value-added Shipments	15.8%	19.4%	19.3%	19.7%

Total Shipments	100.0%	100.0%	100.0%	100.0%

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